                        GREENPOINT MORTGAGE FUNDING, INC.

                       GREENPOINT MORTGAGE SECURITIES INC.

             HOME EQUITY LOAN VARIABLE RATE ASSET-BACKED SECURITIES
                                  Series 2000-2

                   Class A-1 Certificates and Class A-2 Notes

                             UNDERWRITING AGREEMENT



                                                              New York, New York
                                                              September 15, 2000

Lehman Brothers, Inc.
Three World Financial Center
New York, New York 10285-1200

Dear Sirs:

     GreenPoint Mortgage Securities Inc., a Delaware corporation (the "Sponsor"), proposes to cause GreenPoint Home Equity Loan Trust 2000-2 (the "Trust") to sell to you its Home Equity Loan Asset-Backed Securities in the series and class, in the respective original principal amounts and with the designations set forth in Schedule I hereto (the "Designated Notes"), and to sell to the Federal Home Loan Mortgage Corporation ("Freddie Mac") Certificates in the series and class, in the respective original principal amounts and with the designations set forth in Schedule II hereto (the "Designated Certificates"). Only the Designated Notes are being purchased by you hereunder. However, the Sponsor understands that Freddie Mac will re-package the Designated Certificates and sell them pursuant to a public offering and that you will act as underwriter for that public offering. The Designated Notes, will be issued pursuant to a Pooling Agreement and Indenture (the "Pooling Agreement"), dated as of September 1, 2000, between the Trust and Bank One, N.A., as Trustee (the "Trustee"). The Trust will be formed pursuant to a Trust Agreement (the "Trust Agreement") to be dated as of September 1, 2000 and entered into between the Sponsor and Wilmington Trust Company, as Owner Trustee. The Designated Notes, the Designated Certificates and a certificate issued to the Sponsor (the "Certificate") will be secured by certain Mortgage Loans to be transferred by the Sponsor to the Trust pursuant to a sale and servicing agreement (the "Sale and Servicing Agreement") dated September 1, 2000 among the Sponsor, the Trust, GreenPoint Mortgage Funding, Inc. (the "Company") and the Trustee and pledged by the Trust to the Trustee under the Pooling Agreement. The Designated Notes are described more fully in Schedule I hereto and in a Prospectus Supplement furnished to you by the Company. The Designated Certificates are described more fully in Schedule II hereto and in an Information Circular (the "Information Circular") furnished to Freddie Mac by the Company.

     Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in Annex I to the Pooling Agreement.

  1. Representations and Warranties of the Company and the Sponsor. Each of the Company and the Sponsor represents and warrants to, and agrees with, you that:

       (a) A registration statement on Form S-3 has been filed with the Securities and Exchange Commission (the "Commission") (the file number of which is set forth in Schedule I hereto) for the registration of Asset-Backed Securities, issuable in series under the Securities Act of 1933, as amended (the "1933 Act"), which registration statement was declared effective on the date set forth in Schedule I hereto and copies of which have heretofore been delivered to you. The Sponsor meets the requirements for use of Form S-3 under the 1933 Act, and such registration statement, as amended at the date hereof, meets the requirements set forth in Rule 415(a)(1)(x) under the 1933 Act and complies in all other material respects with the 1933 Act and the rules and regulations thereunder (the "Rules and Regulations"). The Sponsor proposes to file with the Commission, with your consent, pursuant to Rule 424 under the 1933 Act, a supplement to the form of prospectus included in such registration statement relating to the Designated Notes and the plan of distribution thereof, and has previously advised you of all further information (financial and other) with respect to the Designated Notes and the Mortgage Pool to be set forth therein. Such registration statement, including all exhibits thereto, as amended at the date hereof, is referred to herein as the "Registration Statement"; such prospectus in the form in which it appears in the Registration Statement is referred to herein as the "Base Prospectus" (except that if the prospectus filed by the Sponsor pursuant to Rule 424(b) under the 1933 Act differs from the prospectus on file at the time the Registration Statement became effective, the term "Base Prospectus" shall refer to such Rule 424(b) prospectus from and after the time it is mailed to the Commission for filing); such form of prospectus supplemented by the prospectus supplement (the "Prospectus Supplement") relating to the Designated Notes, in the form in which it shall be first filed with the Commission pursuant to Rule 424(b) under the 1933 Act (including the Base Prospectus as so supplemented), is referred to herein as the "Final Prospectus".

       (b) As of the date hereof, as of the date on which the Final Prospectus is first filed pursuant to Rule 424 under the 1933 Act, as of the date on which, prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes effective, as of the date on which any supplement to the Final Prospectus is filed with the Commission, and at the Closing Date, (i) the Registration Statement, as amended as of any such time, and the Final Prospectus, as amended or supplemented as of any such time, complies and will comply as to form in all material respects with the applicable requirements of the 1933 Act and the Rules and Regulations thereunder, (ii) the Registration

     Statement, as amended as of any such time, does not contain and will not contain any untrue statement of a material fact and does not omit and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (iii) the Final Prospectus, as amended or supplemented as of any such time, does not contain and will not contain any untrue statement of a material fact and does not omit and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iv) the Information Circular, as amended or supplemented as of any such time, does not contain and will not contain any untrue statement of a material fact and does not omit and will not omit to state any material fact required to be stated therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Sponsor makes no representations or warranties as to statements contained in or omitted from the Registration Statement, the Final Prospectus or the Information Circular or any amendment or supplement thereto made in reliance upon and in conformity with information furnished in writing to the Company by you specifically for use in the Registration Statement, the Final Prospectus and the Information Circular.

       (c) The documents incorporated by reference in the Final Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Final Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

       (d) Since the respective dates as of which information is given in the Final Prospectus, there has not been any material adverse change in the general affairs, management, financial condition, or results of operations of the Company, otherwise than as set forth or contemplated in the Final Prospectus as supplemented or amended as of Closing Date.

       (e) To the extent that the Underwriter (i) has provided to the Company or the Sponsor Collateral Term Sheets (as hereinafter defined) that such Underwriter has provided to a prospective investor, the Company or the Sponsor has filed such Collateral Term Sheets as an exhibit to a report on Form 8-K within two business days of its receipt thereof, or (ii) has provided to the Company or the Sponsor Structural Term Sheets or Computational Materials (each as defined below) that such Underwriter has provided to a prospective investor, the

     Company or the Sponsor will file or cause to be filed with the Commission a report on Form 8-K containing such Structural Term Sheet and Computational Materials, as soon as reasonably practicable after the date of this Agreement, but in any event, not later than the date on which the Final Prospectus is filed with the Commission pursuant to Rule 424 of the Rules and Regulations.

       (f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New York, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, has full power and authority (corporate and other) necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement, the Sale and Servicing Agreement, the Mortgage Loan Purchase Agreement, dated as of September 1, 2000 between the Company and the Sponsor (the "Purchase Agreement") and the Insurance and Indemnity Agreement dated as of September 26, 2000 (the "Insurance and Indemnity Agreement") between the Company, Financial Guaranty Insurance Company ("FGIC"), the Sponsor, the Trustee and the Trust.

       (g) The Sponsor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, has full power and authority (corporate or other) necessary to own and hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement, the Trust Agreement, the Sale and Servicing Agreement, the Purchase Agreement and the Insurance and Indemnity Agreement.

       (h) As of the date hereof, as of the date on which the Final Prospectus is first filed pursuant to Rule 424 under the 1933 Act, as of the date on which, prior to the Closing Date, any amendment to the Registration Statement becomes effective, as of the date on which any supplement to the Final Prospectus is filed with the Commission, and as of the Closing Date, there has not and will not have been (i) any request by the Commission for any further amendment to the Registration Statement or the Final Prospectus or for any additional information, (ii) any issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceeding for that purpose or (iii) any notification with respect to the suspension of the qualification of the Designated Notes for sale in any jurisdiction or any initiation or threat of any proceeding for such purpose.

       (i) PricewaterhouseCoopers LLP are independent public accountants with respect to the Company as required by the 1933 Act and the Rules and Regulations.

       (j) This Agreement has been duly authorized, executed and delivered by the Company and the Sponsor and constitutes a legal, valid, binding and enforceable agreement of each of the Company and the Sponsor, subject as to enforceability, to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and (ii) general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

       (k) The Sale and Servicing Agreement, the Insurance and Indemnity Agreement and the Purchase Agreement when executed and delivered as contemplated hereby and thereby, will have been duly authorized, executed and delivered by each of the Company and the Sponsor, and when so executed and delivered, will constitute legal, valid, binding and enforceable agreements of each of the Company and the Sponsor, subject, as to enforceability, to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and (ii) general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

       (l) The Trust Agreement when executed and delivered as contemplated hereby and thereby will have been duly authorized, executed and delivered by the Sponsor, and when so executed and delivered, will constitute a legal, valid, binding and enforceable agreement of the Sponsor, subject, as to enforceability, to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and
     (ii) general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

       (m) As of the Closing Date, the Designated Notes, the Designated Certificates and the Pooling Agreement will conform in all material respects to the respective descriptions thereof contained in the Final Prospectus. As of the Closing Date, the Designated Notes and the Designated Certificates will be duly and validly authorized and, when duly and validly executed, authenticated and delivered in accordance with the Pooling Agreement and delivered to you against payment therefor as provided herein, will be duly and validly issued and outstanding and entitled to the benefits of the Pooling Agreement. The Designated Notes will not be "mortgage related securities," as such term is defined in the singular in the 1934 Act.

       (n) The Pooling Agreement, when enacted and delivered, will have been duly qualified under the Trust Indenture Act of 1939.

       (o) As of the Closing Date, each of the Mortgage Loans will meet the criteria for selection described in the Final Prospectus and in the Information Circular, and on the Closing Date the representations and warranties of the Company and the Sponsor with respect to the Mortgage Loans contained in the Purchase Agreement and the Sale and Servicing Agreement will be true and correct.

       (p) Each of the Company and the Sponsor is not in violation of its certificate of incorporation or by-laws or in default under any agreement, indenture or instrument the effect of which violation or default would be material to the Company or the Sponsor. Neither the issuance and sale of the Designated Notes, the issuance and Sale of the Designated Certificates, nor the execution and delivery by the Company and the Sponsor of this Agreement, the Sale and Servicing Agreement, the Purchase Agreement or the Insurance and Indemnity Agreement, nor the consummation by the Company and the Sponsor of any of the transactions herein or therein contemplated, nor compliance by the Company and the Sponsor with the provisions hereof or thereof, does or will conflict with or result in a breach of any term or provision of the certificate of incorporation or by-laws of the Company or the Sponsor or conflict with, result in a breach, violation or acceleration of, or constitute a default under, the terms of any indenture or other agreement or instrument to which the Company or the Sponsor is a party or by which it is bound, or any statute, order or regulation applicable to the Company or the Sponsor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company or the Sponsor. Each of the Company and the Sponsor is not a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it that materially and adversely affects, or may in the future materially and adversely affect, (i) the ability of the Company or the Sponsor to perform its obligations under this Agreement, the Purchase Agreement, the Sale and Servicing Agreement or the Insurance and Indemnity Agreement or (ii) the business, operations, financial conditions, properties or assets of the Company.

       (q) The execution and delivery by the Sponsor of the Trust Agreement does not and will not conflict with or result in a breach of any term or provision of the certificate of incorporation or bylaws of the Sponsor or conflict with, result in a breach, violation or acceleration of, or constitute a default under, the terms of any indenture or other agreement or instrument to which the Sponsor is bound or is a party or any statute, order or regulation applicable to the Sponsor.

       (r) There are no actions or proceedings against, or investigations of, the Company or the Sponsor pending, or, to the knowledge of the Company or the Sponsor, threatened, before any court, arbitrator, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, the Trust Agreement, the Sale and Servicing Agreement, the Purchase Agreement, the Insurance and Indemnity Agreement, the Trust Agreement, the Designated Notes or the Designated Certificates (ii) seeking to prevent the issuance of the Designated Notes or of the Designated Certificates or the consummation of any of the transactions contemplated by this Agreement, the Trust Agreement, the Purchase Agreement, the Sale and Servicing Agreement or the Insurance and Indemnity Agreement, (iii) that are reasonably likely to be adversely determined and that might materially and adversely affect the performance by each of the Company and the Sponsor of its obligations under, or the validity or enforceability of, this

     Agreement, the Pooling Agreement, the Sale and Servicing Agreement, the Insurance and Indemnity Agreement, the Trust Agreement or the Designated Notes or the Designated Certificates or (iv) seeking to affect adversely the federal income tax attributes of the Designated Notes as described in the Final Prospectus or of the Designated Certificates as described in the Information Circular.

       (s) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States is required for the issuance of the Designated Notes or the Designated Certificates and the sale of the Designated Notes or the Designated Certificates to you, or the consummation by the Company or the Sponsor of the other transactions contemplated by this Agreement, the Pooling Agreement, the Sale and Servicing Agreement, the Purchase Agreement, the Trust Agreement and the Insurance and Indemnity Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required under State securities or Blue Sky laws in connection with the purchase and distribution of the Designated Notes by you or as have been obtained.

       (t) Each of the Company and the Sponsor possesses all material licenses, certificates, authorities or permits issued by the appropriate State, Federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Final Prospectus and in the Information Circular, and neither the Company nor the Sponsor has received notice of any proceedings relating to the revocation or modification of any such license, certificates, authority or permit which if decided adversely to the Company or the Sponsor would, singly or in the aggregate, materially and adversely affect the conduct of its business, operations or financial condition.

       (u) Any taxes, fees and other governmental charges in connection with the execution and delivery of this Agreement, the Purchase Agreement, the Trust Agreement, the Sale and Servicing Agreement and the Insurance and Indemnity Agreement or the execution, delivery and sale of the Designated Notes and Designated Certificates have been or will be paid on or prior to the Closing Date.

       (v) Immediately prior to the assignment of the Mortgage Loans to the Trust as contemplated by the Sale and Servicing Agreement, the Company (i) had good title to, and was the sole owner of, each Mortgage Loan free and clear of any pledge, mortgage, lien, security interest or other encumbrance (collectively, "Liens"), (ii) had not assigned to any person any of its right, title or interest in such Mortgage Loans and (iii) will have the power and authority to sell such Mortgage Loans to the Sponsor pursuant to the Purchase Agreement and upon the execution and delivery of the Sale and Servicing Agreement by the Sponsor, the Trust will have acquired all of the Sponsor's and the Company's right, title and interest in and to the Mortgage Loans.

       (w) At the time of execution and delivery of the Pooling Agreement, (1) the Trust will own the Mortgage Loans being pledged to the Trustee pursuant thereto, free and clear of any Liens, except to the extent permitted in the Pooling Agreement, and will not have assigned to any person other than the Trustee any of its right, title or interest in the Mortgage Loans, (2) the Trust will have the power and authority to pledge the Trust Estate to the Trustee and to transfer the Designated Notes and Designated Certificates and will have duly authorized such action by all necessary corporate action, (3) upon execution and delivery by the Trust to the Trustee of the Pooling Agreement, and delivery of the Designated Notes and Designated Certificates, the Trustee will have a valid, perfected security interest of first priority in the Trust Estate free of Liens other than Liens permitted by the Pooling Agreement and (4) upon payment and delivery of the Designated Notes to you, you will acquire ownership of the Designated Notes, free of Liens other than Liens permitted by the Pooling Agreement or created or granted by you.

       (x) At the Closing Date, the execution and delivery of the Pooling Agreement by the Trust will have been duly authorized by the Sponsor and upon due execution and delivery thereof by the parties thereto, the Pooling Agreement will constitute a legal, valid and binding agreement enforceable in accordance with its terms, except as the same may be limited by bankruptcy, reorganization, insolvency or other similar laws affecting creditors' rights generally and by general principles of equity.

       (y) At the Closing Date, the Trust will have assigned, pledged and delivered to the Trustee under the Pooling Agreement all of its right, title and interest in and to, among other things, (i) the Mortgage Loans, and (ii) cash and/or other assets, if any, in the amount set forth in the Pooling Agreement (the "Initial Collateral").

       (z) The Trust has corporate power and authority to assign, pledge and deliver the Initial Collateral to the Trustee under the Pooling Agreement, and at the Closing Date will have duly authorized such assignment, pledge and delivery to the Trustee by all necessary corporate actions.

       (aa) Neither the Company, the Sponsor nor the Trust is, and neither the issuance and sale of the Designated Notes and of the Designated Certificates nor the activities of the Trust pursuant to the Pooling Agreement will cause the Company, the Sponsor or the Trust to be, an "investment company" or under the control of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

       (bb) At the Closing Date, each of the representations and warranties of the Company and the Sponsor set forth in the Purchase Agreement and in the Sale and Servicing Agreement will be true and correct in all material respects.

       (cc) At the Closing Date, the Designated Notes shall have been rated in the highest rating category by at least two nationally recognized rating agencies.

  2. Purchase and Sale. The commitment of the Underwriter to purchase the Designated Notes pursuant to this Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein contained and shall be subject to the terms and conditions herein set forth. The Sponsor agrees to cause the Trust to sell the Designated Notes to you, and you agree to purchase the Designated Notes from the Trust, for the purchase price previously agreed between us, before deducting expenses payable by the Company.

  3. Delivery and Payment. Delivery of and payment for the Designated Notes shall be made at the office of Dewey Ballantine LLP prior to 12:00 p.m., Eastern Standard Time, on the date specified in Schedule I hereto (or such later date not later than seven business days after such specified date as you shall designate), which date and time may be changed by agreement between you and the Sponsor or as provided herein (such date and time of delivery and payment for the Designated Notes being herein called the "Closing Date"). Delivery of the Designated Notes shall be made to you against payment by you of the purchase price therefor in immediately available funds wired to such bank as may be designated by the Sponsor, or such other manner of payment as may be agreed upon by the Sponsor and you. The Designated Notes to be so delivered shall be in definitive fully registered form, unless otherwise agreed, in such denominations and registered in such names as you may have requested in writing not less than two full business days in advance of the Closing Date.

     The Sponsor agrees to have the Designated Notes available for inspection, checking and packaging by you at the offices of Dewey Ballantine LLP, not later than 4:00 p.m. on the business day prior to the Closing Date.

  4. Offering of the Designated Notes. It is understood that you propose to offer the Designated Notes for sale to the public as set forth in the Final Prospectus.

  5. Covenants of the Company and the Sponsor. Each of the Company and the Sponsor covenants and agrees with you that:

       (a) The Company and the Sponsor will prepare a supplement to the Base Prospectus setting forth the amount of Designated Notes covered thereby and the terms thereof not otherwise specified in the Base Prospectus, the expected proceeds to the Company from the sale of such Designated Notes, and such other information as you and the Company may deem appropriate in connection with the offering of such Designated Notes. The Company and the Sponsor will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of the Final Prospectus. The Company and the Sponsor promptly will advise you or your counsel (i) when the Final Prospectus shall have been filed or transmitted to the Commission for filing pursuant to Rule 424, (ii) when any amendment to the Registration Statement shall have become effective or any further supplement to the Base Prospectus shall have been filed with the Commission, (iii) of any proposal or request to amend or supplement the Registration Statement, the Base Prospectus or the Final

     Prospectus or any request by the Commission for any additional information,
     (iv) when notice is received from the Commission that any post-effective amendment to the Registration Statement has become or will become effective, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or post-effective amendment thereto or the institution or threatening of any proceeding for that purpose, (vi) of the receipt by the Company or the Sponsor of any notification with respect to the suspension of the qualification of the Designated Notes for sale in any jurisdiction or the institution or threatening of any proceeding for that purpose, and (vii) of the occurrence of any event that would cause the Registration Statement, as then in effect, to contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that would cause the Final Prospectus, as then in effect, to contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company and the Sponsor will use its best efforts to prevent the issuance of any such stop order or suspension and, if issued, to obtain as soon as possible the withdrawal thereof. The Company and the Sponsor will cause the Final Prospectus to be transmitted to the Commission for filing pursuant to Rule 424 under the 1933 Act or will cause the Final Prospectus to be filed with the Commission pursuant to said Rule 424.

       (b) If, at any time when a prospectus relating to the Designated Notes is required to be delivered under the 1933 Act, any event occurs as a result of which the Final Prospectus, as then amended or supplemented, would contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the 1933 Act or the rules and regulations thereunder, the Company and the Sponsor promptly will prepare and file with the Commission, at the expense of the Company or the Sponsor, as the case may be, subject to paragraph (a) of this Section 5, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance and, if such amendment or supplement is required to be contained in a post-effective amendment to the Registration Statement, the Company and the Sponsor will use their best efforts to cause such amendment to the Registration Statement to be made effective as soon as possible.

       (c) The Company and the Sponsor will furnish to you and your counsel, without charge, signed copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date, and so long as delivery of a prospectus by you may be required by the 1933 Act, as many copies of any Final Prospectus and any amendments and supplements thereto as you may reasonably request.

       (d) The Company and the Sponsor will file promptly with the Commission any amendment to the Registration Statement or the Base Prospectus or any supplement to the Base Prospectus that may, in your judgment or the judgment of the Company or the Sponsor, be required by the 1933 Act or requested by the Commission.

       (e) The Company and the Sponsor will make generally available to holders of the Designated Notes as soon as practicable, but in any event not later than 90 days after the close of the period covered thereby, a statement of earnings of the Trust (which need not be audited) complying with Section 11(a) of the 1933 Act and the Rules and Regulations (including, at the option of the Company and the Sponsor, Rule 158) and covering a period of at least twelve consecutive months beginning not later than the first day of the first fiscal quarter following the Closing Date.

       (f) Each of the Company and the Sponsor agrees that, so long as the Designated Notes shall be outstanding, it will deliver to you the annual statement as to compliance delivered to the Trustee pursuant to Section
     3.09 of the Sale and Servicing Agreement and the annual statement of a firm of independent public accountants delivered to the Trustee pursuant to
     Section 3.10 of the Sale and Servicing Agreement, as soon as such statements are furnished to the Company or the Sponsor.

       (g) The Company and the Sponsor will furnish such information, execute such instruments and use their best efforts to qualify the Designated Notes for sale under the laws of such jurisdictions as you may designate and will maintain such qualifications in effect so long as required for the distribution of the Designated Notes; provided, however, that the Company and the Sponsor shall not be required to qualify to do business in any jurisdiction where it is not now qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now subject to such service of process. Subject to the foregoing proviso, the Company and the Sponsor will file or cause the filing of such statements and reports as may be required by the laws of each jurisdiction in which the Designated Notes have been so qualified.

       (h) The Company and the Sponsor will enter into this Agreement, the Sale and Servicing Agreement, the Purchase Agreement and the Insurance and Indemnity Agreement on or prior to the Closing Date.

       (i) The Sponsor will enter into the Trust Agreement on or prior to the Closing Date.

       (j) The Company and the Sponsor will apply the net proceeds from the sale of the Designated Notes in the manner set forth in the Final Prospectus and will apply the net proceeds from the sale of the Designated Certificates in the manner set forth in the Information Circular.

  6. Conditions to the Obligations of the Underwriter. Your obligation hereunder to purchase the Designated Notes shall be subject to the accuracy of the representations and warranties on the part of the Company and the Sponsor contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date and as of the Closing Date, to the accuracy of the statements of the Company and the Sponsor made in any certificates delivered pursuant to the provisions hereof, to the performance by the Company and the Sponsor of its obligations hereunder and to the following additional conditions:

       (a) The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and not withdrawn and no proceedings for that purpose shall have been instituted or threatened; and the Final Prospectus shall have been filed or transmitted for filing with the Commission in accordance with Rule 424 under the 1933 Act. Any request of the Commission for inclusion of additional information in the Registration Statement or the Base Prospectus shall have been complied with.

       (b) You shall have received from Dewey Ballantine LLP, your counsel, a favorable opinion, dated the Closing Date, to the effect that:

           (i) No facts have come to the attention of such counsel which lead them to believe that the Registration Statement and the Final Prospectus (other than the financial statements and other financial and statistical data contained therein, as to which we are not called upon to express any belief), at the time the Registration Statement became effective, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein not misleading, or that the Final Prospectus (other than the financial statements and other financial and statistical data contained therein, as to which we are not called upon to express any belief), as of its date and as of the date hereof, contained or contains any untrue statement of a material fact, or omitted or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Such counsel may: (1) express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement, the Trust Agreement, the Pooling Agreement, the Sale and Servicing Agreement, the Purchase Agreement and the Insurance and Indemnity Agreement; (2) assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Company; (3) qualify such opinion only as to the federal laws of the United States of America, the laws of the State of New York and the general corporation law of the State of Delaware. Such counsel shall also confirm that you may rely, on and as of the Closing Date, on any opinion or opinions of such counsel submitted to the rating agency or agencies rating the Designated Notes as if addressed to you and dated the Closing Date.

       (c) You shall have received from Dewey Ballantine LLP, your counsel, a favorable opinion, dated the Closing Date, to the effect that (i) for federal income tax purposes the Designated Notes and the Designated Certificates will be treated as indebtedness and (ii) the Trust will not be treated as an association (or publicly traded partnership) taxable as a corporation or a taxable mortgage pool;

       (d) You shall have received a certificate, signed by the president, a senior vice president or a vice president of the Company and the Sponsor, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Purchase Agreement, the Trust Agreement, the Pooling Agreement, the Sale and Servicing Agreement, the Insurance and Indemnity Agreement, and this Agreement and that, to the best of his or her knowledge based upon reasonable investigation:

            a. the representations and warranties of the Company and the Sponsor in this Agreement, as of the Closing Date, and in the Sale and Servicing Agreement, the Trust Agreement, the Purchase Agreement, and the Insurance and Indemnity Agreement and in all related agreements, as of the date specified in such agreements, are true and correct, and the Company and the Sponsor has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

            b. there are no actions, suits or proceedings pending, or to the best of such officer's knowledge, threatened against or affecting the Company or the Sponsor which if adversely determined, individually or in the aggregate, would be reasonably likely to adversely affect the Company's or the Sponsor's obligations under the Sale and Servicing Agreement, the Insurance and Indemnity Agreement, the Purchase Agreement or this Agreement in any material way or the Sponsor's obligations under the Trust Agreement in any material way; and no merger, liquidation, dissolution or bankruptcy of the Company or the Sponsor is pending or contemplated;

            c. the information contained in the Registration Statement and the Final Prospectus relating to the Company and the Sponsor, the Mortgage Loans or the servicing procedures of it or its affiliates or subservicer is true and accurate in all material respects and nothing has come to his or her attention that would lead such officer to believe that the Registration Statement or Final Prospectus includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading;

            d. the information set forth in the Schedule of Mortgage Loans required to be furnished pursuant to the Purchase Agreement and the Sale and Servicing Agreement is true and correct in all material respects;

            e. there has been no amendment or other document filed affecting the articles of incorporation or bylaws of the Company or the Sponsor since June 30, 2000, and no such amendment has been authorized. No event has occurred since June 30, 2000, which has affected the good standing of the Company under the laws of the State of New York or the good standing of the Sponsor under the laws of the State of Delaware;

            f. there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company, the Sponsor and its subsidiaries, taken as a whole, from June 30, 2000.

            g. on or prior to the Closing Date, there has been no downgrading, nor has any notice been given of (A) any intended or potential downgrading or (B) any review or possible changes in rating the direction of which has not been indicated, in the rating, if any, accorded the Company or its affiliates or in any rating accorded any securities of the Company, if any, by any "nationally recognized statistical rating organization," as such term is defined for purposes of the 1933 Act;

            h. each person who, as an officer or representative of the Company or the Sponsor, signed or signs the Registration Statement, the Sale and Servicing Agreement, the Trust Agreement, the Insurance and Indemnity Agreement, this Agreement, the Purchase Agreement or any other document delivered pursuant hereto, on the date of such execution, or on the Closing Date, as the case may be, in connection with the transactions described in the Sale and Servicing Agreement, the Trust Agreement, the Insurance and Indemnity Agreement, the Purchase Agreement and this Agreement was, at the respective times of such signing and delivery, and is now, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents are their genuine signatures; and

            i. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's or the Sponsor's knowledge, threatened.

     The Company and the Sponsor shall attach to such certificate a true and correct copy of its certificate or articles of incorporation, as appropriate, and bylaws which are in full force and effect on the date of such certificate and a certified true copy of the resolutions of its Board of Directors with respect to the transactions contemplated herein.

       (e) You shall have received from Tobin & Tobin, counsel to the Company, an opinion, dated the Closing Date, to the effect that:

            (i) Each of the Company and the Sponsor has been duly organized and is validly existing as a corporation in good standing under the laws of its state of incorporation and is qualified to do business in each state necessary to enable it to perform its obligations under the Sale and Servicing Agreement, this Agreement, the Pooling Agreement, the Purchase Agreement, the Trust Agreement and the Insurance and Indemnity Agreement and has all corporate power and authority necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement, the Pooling Agreement, the Trust Agreement, the Sale and Servicing Agreement, the Purchase Agreement and the Insurance and Indemnity Agreement;

            (ii) To the best knowledge of such counsel, there are no actions, proceedings or investigations pending or threatened against or affecting the Company or the Sponsor before or by any court, arbitrator, administrative agency or other governmental authority reasonably likely to be adversely determined that would materially and adversely affect the ability of the Company or the Sponsor to carry out the transactions contemplated in this Agreement, the Pooling Agreement, the Trust Agreement, the Sale and Servicing Agreement, the Purchase Agreement or the Insurance and Indemnity Agreement;

            (iii) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Company or the Sponsor of the transactions contemplated herein, except such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Designated Notes and except any recordation of the assignments of the Mortgage Loans to the Trustee pursuant to the Sale and Servicing Agreement that have not yet been completed;

            (iv) Each of the Company and the Sponsor is not in violation of its certificate of incorporation or by-laws or in default under any agreement, indenture or instrument the effect of which violation or default would be material to the Company or the Sponsor, and neither the issuance and sale of the Designated Notes, nor the execution or delivery of or performance under this Agreement, the Pooling Agreement, the Trust Agreement, the Sale and Servicing Agreement, the Purchase Agreement or the Insurance and Indemnity Agreement, nor the consummation of any other of the transactions contemplated herein or therein will conflict with or result in a breach or violation of any term or provision of, or constitute a default (or an event which with the passing of time or notification, or both, would constitute a default) under, the certificate of incorporation or by-laws of the Company or the Sponsor, or, to the knowledge of such counsel, any indenture or other agreement or instrument to which the Company or the Sponsor or any of its affiliates is a party or by which it or any of them is bound, or any New York or federal statute or regulation applicable to the Company or the Sponsor or any of its affiliates or, to the knowledge of such counsel, any order of any New York or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Company or the Sponsor or any of its affiliates;

            (v) Each of the Company and the Sponsor possesses all material licenses, certificates, authorities or permits issued by the appropriate State, Federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Final Prospectus and in the Information Circular, and neither the Company nor the Sponsor has received notice of any proceedings relating to the revocation or modification of any such license, certificates, authority or permit which if decided adversely to the Company or the Sponsor would, singly or in the aggregate, materially and adversely affect the conduct of its business, operations or financial condition.

            (vi) The Sale and Servicing Agreement, this Agreement, the Pooling Agreement, the Purchase Agreement and the Insurance and Indemnity Agreement have been duly authorized, executed and delivered by the Company and the Sponsor and constitute legal, valid and binding agreements of the Company and the Sponsor, enforceable against the Company and the Sponsor in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law;

            (vii) The Trust Agreement has been duly authorized, executed and delivered by the Sponsor and constitutes a legal, valid and binding agreement of the Sponsor enforceable against the Sponsor in accordance with its terms, subject as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles or equity, regardless of whether enforcement is sought in a proceeding in equity or at law;

            (viii) The direction by the Sponsor to the Trustee to execute, authenticate and deliver the Designated Notes has been duly authorized by the Sponsor, and the Designated Notes, when executed and authenticated in the manner contemplated in the Pooling Agreement, will be validly issued and outstanding and entitled to the benefits of the Pooling Agreement;

            (ix) The Designated Notes and the Pooling Agreement conform in all material respects to the descriptions thereof contained in the Final Prospectus and the Designated Certificates conform in all material respects to the descriptions thereof in the Information Circular; and

            (x) Neither the transfer of the Mortgage Loans to the Trust, the pledge of the Mortgage Loans, the issuance or sale of the Designated Notes nor the execution, delivery or performance by the Company and the Sponsor of this Agreement, the Trust Agreement, the Insurance and Indemnity Agreement, the Sale and Servicing Agreement or the Purchase Agreement (A) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default under, (i) any term or provision of the certificate of incorporation or bylaws of the Company or the Sponsor; (ii) any term or provision of any material agreement, contract, instrument or indenture, to which the Company or the Sponsor is a party or is bound and known to such counsel; or (iii) any order, judgment, writ, injunction or decree of any court or governmental agency or body or other tribunal having jurisdiction over the Company or the Sponsor and known to such counsel; or (B) results in, or will result in the creation or imposition of any lien, charge or encumbrance upon the Trust or upon the Designated Notes or the Designated Certificates, except as otherwise contemplated by the Pooling Agreement.

            (xi) The Registration Statement has become effective under the 1933 Act; to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn and no proceedings for that purpose have been instituted or threatened and not terminated; and the Registration Statement, the Final Prospectus and each amendment or supplement thereto and the Pooling Agreement, as of their respective effective or issue dates (other than the financial and statistical information contained therein as to which we express no opinion) complied as to form in all material respects with the applicable requirements of the 1933 Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the respective rules and regulations thereunder; and

            (xii) The Pooling Agreement has been duly qualified under the Trust Indenture Act and the Trust Agreement is not required to be registered under the Trust Indenture Act.

     Such counsel may: (1) express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement, the Trust Agreement, the Pooling Agreement, the Sale and Servicing Agreement, the Purchase Agreement and the

Insurance and Indemnity Agreement; (2) assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Company; (3) qualify such opinion only as to the federal laws of the United States of America, the laws of the State of New York and the general corporation law of the State of Delaware. Such counsel shall also confirm that you may rely, on and as of the Closing Date, on any opinion or opinions of such counsel submitted to the rating agency or agencies rating the Designated Notes as if addressed to you and dated the Closing Date.

       (f) You shall have received from Tobin & Tobin, counsel to the Company, an opinion, dated the Closing Date, to the effect that the sales of the Mortgage Loans (i) from the Company to the Sponsor and (ii) from the Sponsor to the Trust will be "true sales" for United States bankruptcy purposes;

       (g) You shall have received from Tobin & Tobin, counsel to the Company, an opinion, dated the Closing Date, to the effect that (i) in the case of the bankruptcy of the Sponsor, a court would not disregard the corporate form of the Sponsor so as to cause substantive consolidation under the United States Bankruptcy Code of the assets and liabilities of the Sponsor and the Company and (ii) in the case of the bankruptcy of the bankruptcy of the Sponsor or the Company, a court would not disregard the corporate form of the Sponsor or the Company, respectively, so as to cause substantive consolidation under the United States Bankruptcy Code of the assets and liabilities of the Sponsor or the Company, respectively, and the Issuer;

       (h) You shall have received from PricewaterhouseCoopers LLP, certified public accountants, one or more letters, including bring-down letters, dated the date hereof and satisfactory in form and substance to you and your counsel, to the effect that such accountants have performed certain specified procedures regarding certain information of an accounting, financial or statistical nature set forth in the Prospectus Supplement or the Information Circular.

       (i) You shall have received a rating letter assigning a rating to the Designated Notes of "AAA" from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and "Aaa" from Moody's Investors Service, Inc., which ratings shall not have been withdrawn.

       (j) You shall have received from counsel for the Trustee a favorable opinion, dated the Closing Date, in form and substance satisfactory to you and your counsel, to the effect that the Pooling Agreement has been duly authorized, executed and delivered by the Trustee and constitutes a legal, valid, binding and enforceable agreement of the Trustee, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights in general and by general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at law, and as to such other matters as may be agreed upon by you and the Trustee.

       (k) You shall have received from counsel for the Owner Trustee a favorable opinion, dated the Closing Date, in form and substance satisfactory to you and your counsel, to the effect that the Trust Agreement has been duly authorized, executed and delivered by the Owner Trustee and constitutes a legal, valid, binding and enforceable agreement of the Owner Trustee, subject as to enforceability to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights in general and by general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at law, and as to such other matters as may be agreed upon by you and the Owner Trustee.

       (l) You shall have received from the Trustee a certificate, signed by the President, a senior vice president or a vice president of the Trustee, dated the Closing Date, to the effect that each person who, as an officer or representative of the Trustee, signed or signs the Designated Notes, the Pooling Agreement or any other document delivered pursuant hereto, on the date hereof or on the Closing Date, in connection with the transactions described in the Pooling Agreement was, at the respective times of such signing and delivery, and is now, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents are their genuine signatures.

       (m) You shall have received from the Owner Trustee a certificate, signed by the President, a senior vice president or a vice president of the Owner Trustee, dated the Closing Date, to the effect that each person who, as an officer or representative of the Owner Trustee, signed or signs the Trust Agreement, the Certificates or any other document delivered pursuant hereto, on the date hereof or on the Closing Date, in connection with the transactions described in the Trust Agreement was, at the respective times of such signing and delivery, and is now, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents are their genuine signatures.

       (n) The Policies relating to the Designated Notes and the Designated Certificates shall have been duly executed and issued at or prior to the Closing Date and shall conform in all material respects to the description thereof in the Final Prospectus.

       (o) You shall have received a favorable opinion of in-house counsel to the Insurer, dated the Closing Date and in form and substance satisfactory to your counsel, to the effect that:

            (i) The Insurer is an insurance corporation, duly incorporated and validly existing under the laws of the State of New York. The Insurer is validly licensed to do business in New York and is authorized to issue the Policies and perform its obligations under the Policies in accordance with the terms thereof.

            (ii) The execution and delivery by the Insurer of the Policies, and the Insurance and Indemnity Agreement are within the corporate power of the Insurer and have been authorized by all necessary corporate action on the part of the Insurer; the Policies have been duly executed and are the valid and binding obligation of the Insurer enforceable in accordance with its terms except that the enforcement of the Policies may be limited by laws relating to bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors' rights generally and by general principles of equity.

            (iii) The Insurer is authorized to deliver the Insurance and Indemnity Agreement, and such agreement has been duly executed and delivered and constitute the legal, valid and binding obligations of the Insurer enforceable in accordance with its terms except that the enforcement of the Insurance and Indemnity Agreement may be limited by laws relating to bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors' rights generally and by general principles of equity and by public policy considerations relating to indemnification for securities law violations.

            (iv) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required on the part of the Insurer, the lack of which would adversely affect the validity or enforceability of the Policies; to the extent required by applicable legal requirements that would adversely affect validity or enforceability of the Policies, the forms of the Policies have been filed with, and approved by, all governmental authorities having jurisdiction over the Insurer in connection with the Policies.

            (v) The Policies are not required to be registered under the 1933
          Act.

            (vi) The information set forth under the caption "The Insurer and the Policies" in the Prospectus Supplement forming a part of the Registration Statement, insofar as such statements constitute a description of the Policies, accurately summarizes the Policies.

     In rendering this opinion, such counsel may rely, as to matters of fact, on certificates of responsible officers of the Company, the Trustee, the Insurer and public officials. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Insurer.

       (p) On or prior to the Closing Date, there has been no downgrading, nor has any notice been given of (A) any intended or potential downgrading or
     (B) any review or possible changes in rating the direction of which has not been indicated, in the rating, if any, accorded the Insurer's claims paying ability by any

     "nationally recognized statistical rating organization," as such term is defined for purposes of the 1933 Act.

       (q) On or prior to the Closing Date, there has been no downgrading, nor has any notice been given of (A) any intended or potential downgrading or
     (B) any review or possible changes in rating the direction of which has not been indicated, in the rating, if any, accorded the Company or in any rating accorded any securities of the Company, if any, by any "nationally recognized statistical rating organization," as such term is defined for purposes of the 1933 Act.

       (r) There has not occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, since June 30, 2000, of (A) the Company and its subsidiaries or (B) the Insurer, that is in your judgment material and adverse and that makes it in your judgment impracticable to market the Designated Notes on the terms and in the manner contemplated in the Final Prospectus.

       (s) You shall have received from the Insurer a certificate, signed by the president, a senior vice president or a vice president of the Insurer, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Policies, the Insurance and Indemnity Agreement and the related documents and that, to the best of his or her knowledge based on reasonable investigation:

            (i) There are no actions, suits or proceedings pending or threatened against or affecting the Insurer which, if adversely determined, individually or in the aggregate, would adversely affect the Insurer's performance under the Policies or the Insurance and Indemnity Agreement;

            (ii) Each person who as an officer or representative of the Insurer, signed or signs the Policies, the Insurance and Indemnity Agreement or any other document delivered pursuant hereto, on the date thereof, or on the Closing Date, in connection with the transactions described in this Agreement was, at the respective times of such signing and delivery, and is now, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents are their genuine signatures;

            (iii) The tables regarding the Insurer's capitalization set forth under the heading "The Insurer and the Policies" presents fairly the capitalization of the Insurer as of June 30, 2000;

            (iv) The audited balance sheet of the Insurer as of December 31, 1999 and the related statement of income and retained earnings for the fiscal year then ended, and the accompanying footnotes, together with opinion of KPMG LLP, an independent certified public accountant, copies of which are included in the Prospectus Supplement, fairly present in all material respects the financial condition of the Insurer as of such date and for the period covered by such statements in accordance with generally accepted accounting principles consistently applied; the unaudited balance sheet of the Insurer as of June 30, 2000 and the related statement of income and retained earnings for the three-month period then ended, copies of which are included in the Prospectus Supplement, fairly present in all material respects the financial condition of the Insurer as of such date and for the period covered by such statements in accordance with generally accepted accounting principles applied consistently with those principles applied in preparing the December 31, 1999 audited statements.

            (v) to the best knowledge of such officer, since June 30, 2000, no material adverse change has occurred in the financial position of the Insurer other than as set forth in the Prospectus Supplement.

     The Insurer shall attach to such certificate a true and correct copy of its certificate or articles of incorporation, as appropriate, and its bylaws, all of which are in full force and effect on the date of such certificate.

       (t) You shall have received such further information, certificates, documents and opinions as you may reasonably have requested not less than three business days prior to the Closing Date.

       (u) All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be satisfactory in form and substance to you and your counsel, and you and such counsel shall have received such information, certificates and documents as you or they may have reasonably requested.

       (v) Prior to the Closing Date, your counsel shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Designated Notes as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained, and all proceedings taken by the Company in connection with the issuance and sale of the Designated Notes as herein contemplated shall be satisfactory in form and substance to you and your counsel.

       (w) Subsequent to the execution and delivery of this Agreement none of the following shall have occurred: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by Federal or state authorities;

     (iii) the United States shall have become engaged in hostilities, there shall have been an escalation of hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States; or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets of the United States shall be such) as to make it, in the judgment of the Underwriter, impractical or inadvisable to proceed with the public offering or delivery of the Designated Notes on the terms and in the manner contemplated in the Final Prospectus.

     If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, if the Company or the Sponsor is in breach of any covenants or agreements contained herein or if any of the opinions and certificates referred to above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to you and your counsel, this Agreement and all your obligations hereunder may be canceled by you at, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Company and the Sponsor in writing, or by telephone or facsimile transmission confirmed in writing.

     7. Payment of Expenses. The Sponsor or the Company agrees to pay: (a) the costs incident to the authorization, issuance, sale and delivery of the Designated Notes and of the Designated Certificates and any taxes payable in connection therewith; (b) the costs incident to the preparation, printing and filing under the 1933 Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), the Base Prospectus, the Final Prospectus, any amendment or supplement to the Base Prospectus or any document incorporated by reference therein and the Information Circular, all as provided in this Agreement; (d) the costs of reproducing and distributing this Agreement;
(e) the fees and expenses of qualifying the Designated Notes under the securities laws of the several jurisdictions as provided in Section 5(g) hereof and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of your counsel); (f) any fees charged by securities rating services for rating the Designated Notes; (g) any fees and expenses of your counsel, the Trustee, the Trustee's counsel and the Sponsor's and the Company's counsel incurred in connection with the transactions described herein;
(h) any fees and expenses associated with registering the Designated Notes with The Depository Trust Company, Clearstream Banking, societe anonyme or the Euroclear System; (i) any fees and expenses incurred in connection with your or FGIC's due diligence associated with the transactions described herein, including but not limited to the costs and expenses incurred in connection with re-underwriting and appraisal services performed by third parties; and (j) all other costs and expenses incident to the performance of the obligations of the Company.

     8. Indemnification and Contribution.

       (a) Each of the Company and the Sponsor agrees to indemnify and hold you harmless and each person, if any, who controls you within the meaning of
     Section 15 of the 1933 Act from and against any and all loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Designated Notes or the Designated Certificates), to which you or any such controlling person may become subject, under the 1933 Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in the Final Prospectus or in the Information Circular or (iv) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and shall reimburse you and each such controlling person promptly upon demand for any legal or other expenses reasonably incurred by you or such controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Sponsor shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Base Prospectus, the Final Prospectus, the Information Circular or the Registration Statement in reliance upon and in conformity with any Underwriter Information (defined below); and provided, further, that as to any Base Prospectus this indemnity shall not inure to your benefit or the benefit of any controlling person on account of any loss, claim, damage, liability or action arising from the sale of the Designated Notes to any person by you if you failed to send or give a copy of the Final Prospectus, as amended or supplemented, to that person within the time required by the 1933 Act. For purposes of the last proviso to the immediately preceding sentence, the term "Final Prospectus" shall not be deemed to include the documents incorporated therein by reference, and you shall not be obligated to send or give any supplement or amendment to any document incorporated therein by reference to any person other than a person to whom you had delivered such incorporated document or documents in response to a written request therefor. The foregoing indemnity agreement is in addition to any liability which each of the Company and the Sponsor may otherwise have to you or any person who controls you.

       (b) You agree to indemnify and hold harmless each of the Company and the Sponsor, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company and the Sponsor within the meaning of Section 15 of the 1933 Act against any and all loss, claim, damage or liability, or any action in respect thereof, to which the

     Company, the Sponsor or any such director, officer or controlling person may become subject, under the 1933 Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in the Final Prospectus or the Information Circular or (iv) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with Underwriter Information, and shall reimburse the Company and the Sponsor and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company and the Sponsor or any director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which you may otherwise have to each of the Company and the Sponsor or any such director, officer or controlling person.

       (c) Promptly after receipt by any indemnified party under this Section 8 of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and provided, further, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8.

     If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.

     Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel; or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by you, if the indemnified parties under this Section 8 consist of you or any of your controlling persons, or by the Company, if the indemnified parties under this Section 8 consist of the Company, the Sponsor, or any of the Company's directors, officers or controlling persons.

     Each indemnified party, as a condition of the indemnity agreements contained in Sections 8(a), 8(b) and 8(c) shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

     Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

       (d) You agree to deliver to the Company or the Sponsor no later than the date on which the Prospectus Supplement is required to be filed pursuant to Rule 424 with a copy of its Derived Information (defined below) for filing with the Commission on Form 8-K.

       (e) You agree, assuming all Company-Provided Information (defined below) is accurate and complete in all material respects, to indemnify and hold harmless the Company, the Sponsor, each of the Company's and the Sponsor's officers and directors and each person who controls the Company and the Sponsor within the meaning of Section 15 of the 1933 Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Derived Information provided by you, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by him, her or it in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred. Your obligations under this Section 8(e) shall be in addition to any liability which you may otherwise have.

       (f) Each of the Company and the Sponsor agree to indemnify and hold harmless the Underwriter, each of the Underwriter's officers and directors and each person who controls the Underwriter within the meaning of Section 15 of the 1933 Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Company-Provided Information provided by the Company or the Sponsor, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by him, her or it in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred. Each of the Company's and the Sponsor's obligations under this Section 8(f) shall be in addition to any liability which they may otherwise have.

     The procedures set forth in Section 8(c) shall be equally applicable to Sections 8(e) and 8(f).

       (g) For purposes of this Section 8, the term "Underwriter Information" means that written information furnished to the Company and the Sponsor by you or on your behalf specifically for inclusion in the Final Prospectus, other than Derived Information, which is set forth (i) in the next-to-last sentence of the next-to-last paragraph on page S-1 of the Prospectus Supplement, (ii) in the first two sentences of the paragraph immediately preceding the Table of Contents on page S-2 of the Prospectus Supplement and (iii) in the third paragraph under the heading "Method of Distribution" on page S-70 of the Prospectus Supplement.

       (h) For purposes of this Section 8, the term "Derived Information" means such portion, if any, of the information delivered to the Company or the Sponsor by the Underwriter pursuant to Section 8(e) for filing with the Commission on Form 8-K as:

            (i) is not contained in the Final Prospectus without taking into account information incorporated therein by reference;

            (ii) does not constitute Company-Provided Information; and

            (iii) is of the type of information defined as Collateral Term Sheets, Structural Term Sheets or Computational Materials (as such terms are interpreted in the No-Action Letters).

     "Company-Provided Information" means any computer tape furnished to the Underwriter by the Company concerning the Mortgage Loans comprising the Trust or any other information furnished by the Company to the Underwriter that is relied on or is reasonably anticipated by the parties hereto to be relied on by the Underwriter in the course of the Underwriter's preparation of its Derived Information or the written information to be included in the Prospectus Supplement or the Information Circular by the Underwriter as set forth in
Section 8(i) herein.

     The terms "Collateral Term Sheet" and "Structural Term Sheet" shall have the respective meanings assigned to them in the February 13, 1995 letter (the "PSA Letter") of Cleary, Gottlieb, Steen & Hamilton on behalf of the Public Securities Association (which letter, and the SEC staff's response thereto, were publicly available February 17, 1995). The term "Collateral Term Sheet" as used herein includes any subsequent Collateral Term Sheet that reflects a substantive change in the information presented. The term "Computational Materials" has the meaning assigned to it in the May 17, 1994 letter (the "Kidder letter" and together with the PSA Letter, the "No-Action Letters") of Brown & Wood on behalf of Kidder, Peabody & Co., Inc. (which letter, and the SEC staff's response thereto, were publicly available May 20, 1994).

       (i) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8 in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Sponsor on the one hand and you on the other from the offering of the Designated Notes or the Designated Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 8(c), in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
     (i) above but also the relative fault of the Company and the Sponsor on the one hand and you on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.

     The relative benefits to you and the Company and the Sponsor shall be deemed to be in such proportion so that you are responsible for 0.24% of the offering price and the Company and the Sponsor are responsible for 99.76% of the offering price.

     The relative fault of each of you and the Company and the Sponsor shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Sponsor or by you, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission and other equitable considerations.

     The Company, the Sponsor and you agree that it would not be just and equitable if contributions pursuant to this Section 8(h) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(h) shall be deemed to include, for purposes of this Section 8(h), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

     In no case shall you be responsible for any amount in excess of the underwriting discount applicable to the Designated Notes purchased by you hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     You confirm that the information set forth in the fifth paragraph under the caption "Underwriting" in the Prospectus Supplement, together with the Derived Information constitutes the only information furnished in writing to the Company or the Sponsor by you or on your behalf specifically for inclusion in the Registration Statement and the Final Prospectus.

     9. Termination.

       (a) This Agreement shall be subject to termination in your absolute discretion, by notice given to the Company or the Sponsor prior to delivery of and payment for the Designated Notes, if, prior to such time, (i) trading of securities generally on the New York Stock Exchange or the American Stock Exchange shall have been suspended or materially limited,
     (ii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities or
     (iii) there shall have occurred any material outbreak or declaration of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your reasonable judgment, impracticable to market the Designated Notes on the terms specified herein.

       (b) If the sale of the Designated Notes shall not be consummated because any condition to your obligations set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company or the Sponsor to perform any agreement herein or comply with any provision hereof other than by reason of your default, the Company and the Sponsor shall reimburse you for the reasonable fees and expenses of your counsel and for such other out-of-pocket expenses as shall have been incurred by you in connection with this Agreement and the proposed purchase of the Designated Notes, and upon demand the Company and the Sponsor shall pay the full amount thereof to you.

       (c) This Agreement will survive delivery of and payment for the Designated Notes. The provisions of Sections 1, 5, 7, 8 and this Section 9(c) shall survive the termination or cancellation of this Agreement.

     10. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to you, will be mailed, delivered or transmitted by facsimile and confirmed to you at Three World Financial Center, New York, New York 10285-1200, attention: Legal Department; or, if sent to (i) the Sponsor, will be mailed, delivered or transmitted by facsimile and confirmed to it at 700 Larkspur Landing Circle, Suite 240, Larkspur, California 94939, attention:
Finance Department or (ii) the Company, will be mailed, delivered or transmitted by facsimile and confirmed to it at 700 Larkspur Landing Circle, Suite 250, Larkspur, California 94939, attention: Finance Department.

     11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons and their successors and assigns, and no other person will have any right or obligation hereunder.

     12. Applicable Law; Counterparts. This Agreement will be governed by and construed in accordance with the laws of the State of New York. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument.

     13. Survival. The respective indemnities, representations, warranties and agreements of the Company and you contained in this Agreement, or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Designated Notes and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

     14. Definition of the Term "Business Day". For purposes of this Agreement, "Business Day" means any day on which the New York Stock Exchange, Inc. is open for trading.

     15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     16. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company, the Sponsor and you.

                                            Very truly yours,


                                            GREENPOINT MORTGAGE  FUNDING, INC.


                                            By: /s/ Gilbert J. MacQuarrie
                                                ------------------------------
                                                Name: Gilbert J. MacQuarrie
                                                Title: Executive Vice


                                            GREENPOINT MORTGAGE SECURITIES INC.


                                            By: /s/ David Molumby
                                                ------------------------------
                                                Name: David Molumby
                                                Title: Vice President


The foregoing Agreement is hereby
confirmed and accepted as of
the date first above written.

LEHMAN BROTHERS, INC.


By:  /s/ Martin P. Harding
    ------------------------------
     Name: Martin P. Harding
     Title: Managing Director








                            [Underwriting Agreement]

                                   SCHEDULE I
                                   ----------


Underwriting Agreement dated September 15, 2000.

As used in this Agreement, the term "Registration Statement" refers to the Registration Statement on Form S-3 (File No. 333-95349) filed on January 24, 2000 and declared effective by the Commission on February 15, 2000.

Closing Date:  September 26, 2000.

--------------------------------------------------------------------------------

Title and Description of Designated Notes:

         GreenPoint Home Equity Loan Trust 2000-2, Home Equity Loan Asset-Backed Securities, Series 2000-2, $77,669,000 Class A-2 Variable Rate Notes. Purchase Price: 99.588%.

Pool II Principal Balance as of Cut-Off Date (Relating to Class A-2):
$76,900,000

Cut-off Date:  August 31, 2000

                                   SCHEDULE II
                                   -----------


Underwriting Agreement dated September 15, 2000.

Closing Date:  September 26, 2000.

--------------------------------------------------------------------------------

Title and Description of Designated Certificates:

         GreenPoint Home Equity Loan Trust 2000-2, Home Equity Loan Asset-Backed Securities, Series 2000-2, $275,831,000 Class A-1 Variable Rate Certificates.
         Purchase Price by Freddie Mac:  99.588.

Pool I Principal Balance as of Cut-Off Date (Relating to Class A-1):
$273,100,000

Cut-off Date:  August 31, 2000